UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 21, 2014

(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 200 East Randolph Street Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ x ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 21, 2014, Integrys Energy Group, Inc. (the “Company”) held a special meeting of shareholders. At the meeting, the Company solicited the vote of the Company’s shareholders on the following proposals:

1)	To adopt the Agreement and Plan of Merger by and among Wisconsin Energy Corporation and the Company, dated June 22, 2014, as it may be amended from time to time (the "Merger proposal");

2)	To approve, on a nonbinding advisory basis, the merger-related compensation arrangements of the Company’s named executive officers; and

3)
To approve any motion to adjourn the Company’s special meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger proposal (the “Meeting Adjournment proposal”).

Shareholders approved the adoption of the Agreement and Plan of Merger by and among Wisconsin Energy Corporation and the Company, dated June 22, 2014, as it may be amended from time to time, by the following final votes cast:

For	Against	Abstain	Broker Non-Votes
49,348,143	1,722,950	699,396	—

Shareholders approved, by a non-binding advisory vote, the merger-related compensation arrangements of the Company’s named executive officers by the following final votes cast:

For	Against	Abstain	Broker Non-Votes
39,502,112	10,384,344	1,884,033	—

In light of the fact that there were sufficient votes to approve the Merger proposal, the Meeting Adjournment proposal was not necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	INTEGRYS ENERGY GROUP, INC. /s/ Jodi J. Caro
Jodi J. Caro
Vice President, General Counsel and Secretary

Date: November 21, 2014

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